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                                                                    Exhibit 5(a)

Balch & Bingham LLP
1901 Sixth Ave. North
Birmingham, Alabama 35203
205-251-8100

                                 March 18, 2002

Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama 35233

   Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Compass Bancshares, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including preliminary prospectuses and a prospectus supplement (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $30,000,000 of (1) Capital Securities to be issued by Compass Trust III, (2) Junior Subordinated Debt Securities to be issued by the Company and (3) the Company's Guarantee (as defined in the Registration Statement) with respect to such Capital Securities. The Registration Statement is being filed pursuant to Rule 462(b) and relates to a registration statement on Form S-3 (registration no. 333-84160) filed with the Commission on March 12, 2002. The Junior Subordinated Notes will be issued pursuant to a junior subordinated indenture, as supplemented, between the Company and the trustee named therein (the "Junior Subordinated Indenture") and the Guarantee will be issued pursuant to separate guaranty agreements between the Company and the trustee named therein (the "Guaranty Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

     We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the Capital Securities, the Junior Subordinated Notes and the Guarantee have been issued:

     (1) When the Junior Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Debt Securities or the Guarantee Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Debt Securities and the Guarantee, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the



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Junior Subordinated Indenture and the Guarantee Agreement, as applicable, the
Junior Subordinated Debt Securities and the Guarantee will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

     We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the prospectus.

                                        Very truly yours



                                        /s/Balch & Bingham LLP